Exhibit 10.4

SUPERIOR ENERGY SERVICES, INC.

2021 MANAGEMENT INCENTIVE PLAN

EMPLOYEE PERFORMANCE STOCK UNIT AWARD AGREEMENT

This Performance Stock Unit Award Agreement (the “Agreement”) is made, effective as of the _____ day of ______, _______ (the “Date of Grant”), between Superior Energy Services, Inc., a Delaware corporation (the “Company”) and _____________ (the “Participant”).

RECITALS:

WHEREAS, the Company has adopted the Superior Energy Services, Inc. 2021 Management Incentive Plan (as it may be amended from time to time, the “Plan”) pursuant to which awards of Restricted Stock Units may be granted; and

WHEREAS, the Board and Committee have determined that it is in the best interests of the Company and its shareholders to grant the performance-based vesting Restricted Stock Units provided for herein (the “PSU Award”) to the Participant in recognition of the Participant’s services to the Company, such grant to be subject to the terms set forth herein.

NOW, THEREFORE, in consideration for the services rendered by the Participant to the Company and the terms and conditions hereinafter set forth, the parties hereto agree as follows:

1. Grant of Performance Stock Units. Pursuant to Section 9 of the Plan, the Company hereby issues to the Participant on the Date of Grant an award consisting of, in the aggregate, _______ Restricted Stock Units (the “Performance Stock Units”) having the rights and subject to the terms and conditions of this Award Agreement and the Plan. The Performance Stock Units shall vest in accordance with Section 4 hereof.

2. Incorporation by Reference. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Award Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Award Agreement shall have the definitions set forth in the Plan. The Committee shall have the authority to interpret and construe the Plan and this Award Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Participant and his or her legal representative in respect of any questions arising under the Plan or this Award Agreement.

3. Restrictions. Except as otherwise provided in the Plan or this Award Agreement, the Performance Stock Units may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall result in such Performance Stock Units being automatically cancelled by the Company. In such case, all of the Participant’s rights to such Performance Stock Units shall immediately terminate.

4. Vesting.

(a) Generally. Except as otherwise provided herein, the restrictions described in Section 3 above will lapse with respect to a percentage of the Performance Stock Units upon the Company achieving the hurdles with respect to the price per share of Common Stock (the “Share Price”) set forth in the table below (each, a “Hurdle” and, collectively, the “Hurdles”), in each case, as measured on a cumulative basis upon the occurrence of each Applicable Corporate Transaction (as defined below) in accordance with Section 4(c) below (each such date, a “Vesting Date”); provided, that, the Participant is still employed by the Company (“Continuous Service”) on each applicable Vesting Date. The percentage of Performance Stock Units vesting between the Hurdles reflected in the table below shall be determined based on straight-line linear interpolation. For the avoidance of doubt, subject to vesting pursuant to Section 4(f) below, no Performance Stock Units shall vest until the Share Price is at least equal to $[50.00]. The first Vesting Date to occur shall be referred to as the “Initial PSU Vesting Date”.

Share Price Hurdles	% of Performance Stock Units Vesting
$[50.00]	[25	]%
$[55.00]	[40	]%
$[60.00]	[55	]%
$[65.00]	[70	]%
$[70.00]	[80	]%
$[75.00]	[90	]%
$[80.00]	[100	]%

(b) Termination of Continuous Service. Except as otherwise determined by the Committee in its discretion, if the Participant’s Continuous Service terminates for any reason at any time prior to an applicable Vesting Date (including the Initial PSU Vesting Date), the outstanding unvested Performance Stock Units will be automatically forfeited for no consideration and all of the Participant’s rights to such Performance Stock Units shall immediately terminate.

(c) Determination of Share Price. Share Price will be measured only upon the occurrence of an Applicable Corporate Transaction and will be calculated as set forth in this Section 4(c). In the case of an Applicable Corporate Transaction in which the Company is an acquirer (an “Acquiring Corporate Transaction”), Share Price for purposes of the Hurdles will be calculated based on (x) the Fair Market Value of the equity of the company or the assets (net of assumed liabilities), in each case, acquired in the Acquiring Corporate Transaction divided by (y) the number of shares of Class A Common Stock and Class B Common Stock outstanding as of the consummation of such Acquiring Corporate Transaction calculated on a fully-diluted basis (e.g., taking into account shares that are issuable upon vesting of Performance Stock Units and Restricted Stock Units granted under the Plan) or, if such Acquiring Corporate Transaction is subsequent to an Acquiring Corporate Transaction, the number of shares of Class A Common Stock and Class B Common Stock outstanding as of the consummation of the first Acquiring Corporate Transaction following the Date of Grant calculated on a fully-diluted basis (e.g., taking into account shares that are issuable upon vesting of Performance Stock Units and Restricted Stock Units granted under the Plan), in each case, as determined by the Committee or, if requested by the Participant, a qualified third-party (e.g., a CFA or CPA). In the case of an Applicable Corporate Transaction in which the Company is a seller (a “Divestiture Corporate Transaction”), Share Price for purposes of the Hurdles will be calculated based on (x) the Fair Market Value of the Divestiture Corporate Transaction divided by (y) the number of shares of Class A Common Stock and Class B Common Stock outstanding as of the consummation of such Divestiture Corporate Transaction calculated on a fully-diluted basis (e.g., taking into account shares that are issuable upon vesting of Performance Stock Units and Restricted Stock Units granted under the Plan) as determined by the Committee or, if requested by the Participant, a qualified third-party (e.g., a CFA or CPA). In the case of both an Acquiring Corporate Transaction and a Divestiture Corporate Transaction, Share Price shall be measured on the consummation of each such Applicable Corporate Transaction, subject to adjustment as a result of distributions and/or dividends made to stockholders of record after the Date of Grant and the impact of Applicable Corporate Transactions on the Share Price. The Share Price for purposes of the Hurdles shall be measured cumulatively after the occurrence of the first Applicable Corporate Transaction upon the occurrence of each subsequent Applicable Corporate Transaction; provided, that to the extent a Divestiture Corporate Transaction follows an Acquiring Corporate Transaction with respect to the same asset or business, Share Price shall only be achieved on the subsequent Divestiture Corporate Transaction to the extent, and only by the amount that, the Share Price on such Divestiture Corporate Transaction exceeds the Share Price on such Acquiring Corporate Transaction.

(d) Applicable Corporate Transaction. For purposes of this Agreement, “Applicable Corporate Transaction” means any of the following involving the Company or any subsidiary of the Company: (i) a sale or other disposition of the Company’s assets, including any such transaction involving the sale of equity of a Company subsidiary, (ii) a merger or reverse merger (or similar transaction) involving all or substantially all of the Company’s assets, (iii) a sale of the Class A Common Stock and Class B Common Stock by the Company’s two key stockholders of at least 50% of their collective investments in the Company that occurs prior to the End Date (as defined below), or (iv) the acquisition by the Company or any subsidiary of the Company of a business or assets which constitute a business.

(e) End Date. Notwithstanding anything herein to the contrary, all Performance Stock Units that are outstanding and unvested on _________ (the “End Date”) will terminate on the End Date and be cancelled without consideration and the Participant’s rights to such Performance Stock Units shall immediately terminate.

(f) ________ Transaction. Notwithstanding anything herein to the contrary, in the event of a Divestiture Corporate Transaction of __________ or substantially all of its assets (whether as a standalone or in combination with other businesses) (a “_________ Transaction”) prior to the End Date and provided that Participant is still employed by the Company on the closing date of the ____________ Transaction, 100% of the Performance Stock Units granted hereunder will vest.

5. Tax Withholding. The Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to the Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes in respect of the PSU Award and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes. Notwithstanding the foregoing, the Committee shall permit the Participant to satisfy, in whole or in part, the foregoing withholding liability by having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the settlement of this PSU Award a number of shares of Common Stock with a Fair Market Value equal to such withholding liability.

6. Representations; Rights as Shareholder. The Participant represents, warrants acknowledges and agrees that (i) the Participant is an “accredited investor” within the meaning of Section 501(a) of Regulation D under the Securities Act and acquiring the Performance Stock Units and underlying Common Stock for and on behalf of the Participant, for investment purposes, and not with a view to distribution in violation of the Securities Act; (ii) the Participant understands that there are substantial restrictions on the transferability of the Performance Stock Units and the Common Stock underlying the Performance Stock Units and, on the Date of Grant and for an indefinite period following the Date of Grant, there will be no public market for the Common Stock and, accordingly, it may not be possible for the Participant to liquidate the Common Stock in case of emergency, if at all; (iii) the Common Stock has not been registered under the Securities Act and, therefore, cannot be resold unless registered under the Securities Act or unless an exemption from registration is available; (iv) the Participant has been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the Company and its subsidiaries, the Company’s organizational documents, the terms and conditions of the acquisition of the Common Stock underlying the Performance Stock Units, and the Plan and to obtain any additional information which Participant deems necessary; (v) the Participant has such knowledge and experience in financial and business matters that the Participant is capable of evaluating the merits and risks of the prospective investment; and (vi) the Participant did not learn of the offering of the Performance Stock Units by any form of general solicitation or general advertising.

7. Compliance with Laws and Regulations. The grant of this PSU Award and the issuance and transfer of the Common Stock underlying the Performance Stock Units upon settlement of this PSU Award shall be subject to compliance by the Company and the Participant with all applicable requirements of securities laws and with all applicable requirements of any stock exchange on which the shares of Common Stock may be listed at the time of such issuance or transfer.

8. Stop-Transfer Instructions. The Participant agrees that, to ensure compliance with the restrictions imposed by this Award Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

9. Refusal to Transfer. The Company will not be required to (i) register any transfer of shares of Common Stock on its list of stockholders if such shares have been sold or otherwise transferred in violation of any of the provisions of this Award Agreement or (ii) treat as owner of such shares of Common Stock, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares have been so transferred.

10. No Right to Continuous Service. Nothing in this Award Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company or any of its Affiliates to terminate the Participant’s Continuous Service at any time.

11. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier service or personal delivery:

If to the Company:

Superior Energy Services, Inc.

1001 Louisiana Street, Suite 2900

Attention: General Counsel

If to the Participant, at the Participant’s last known address on file with the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

12. Bound by Plan. By signing this Award Agreement, the Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all of the terms and provisions of the Plan.

13. Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

14. Successors. The terms of this Award Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and on the Participant and the beneficiaries, executors and administrators, heirs and successors of the Participant.

15. Amendment of PSU Award. Subject to Section 16 of this Award Agreement, the Board at any time and from time to time may amend the terms of this PSU Award; provided, however, that the Participant’s rights under this PSU Award shall not be impaired by any such amendment unless (i) the Company requests the Participant’s consent and (ii) the Participant consents in writing.

16. Adjustment Upon Changes in Capitalization. This PSU Award may be adjusted as provided in the Plan including, without limitation, Section 12 of the Plan. The Participant, by his or her execution and entry into this Award Agreement, irrevocably and unconditionally consents and agrees to any such adjustments as may be made at any time hereafter.

17. Governing Law. The validity, construction, interpretation and effect of this Award Agreement shall exclusively be governed by, and determined in accordance with, the laws of the State of Delaware.

18. Severability. Every provision of this Award Agreement is intended to be severable and any illegal or invalid term shall not affect the validity or legality of the remaining terms.

19. Headings. The headings of the sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Award Agreement.

20. Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Award Agreement as of the ____ day of ______, _________.

SUPERIOR ENERGY SERVICES, INC.

By:
Title:

Participant